DONEGAL GROUP INC. DECLARES QUARTERLY DIVIDEND; APPOINTS DIRECTOR
Jeffrey D. Miller
Senior Vice President & Chief Financial Officer
Phone (717) 426-1931
Fax (717) 426-7009
For Immediate Release
     MARIETTA, Pennsylvania, December 22, 2006 — Donegal Group Inc. (Nasdaq: DGICA and DGICB) reported that its Board of Directors yesterday declared a regular quarterly cash dividend payable February 15, 2007 of $.0825 per share of Class A common stock and $.07 per share of Class B common stock to stockholders of record as of the close of business on February 1, 2007.
     Donegal Group Inc. also announced the appointment of S. Trezevant Moore, Jr. as a Class C director. Mr. Moore is President and Chief Operating Officer of Luminent Mortgage Capital, Inc., a real estate investment trust whose shares are listed on the New York Stock Exchange.
     Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).